Exhibit 10.44

AMENDMENT NO. 1 TO PURCHASE AGREEMENT
AND REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) is entered into this 30th day of November 2017 (“Amendment Effective Date”), by and between HOOPER HOLMES, INC., a New York corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”), and amends that certain Purchase Agreement, dated as of August 31, 2017, between the Investor and the Company (the “Purchase Agreement”), and that certain Registration Rights Agreement, dated as of August 31, 2017, between the Investor and the Company (the “Registration Rights Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement or the Registration Rights Agreement, as applicable.
RECITALS
WHEREAS, Section 12(o) of the Purchase Agreement provides that the Purchase Agreement may be amended, at any time prior to one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC, by a written instrument signed by both the Company and the Investor;
WHEREAS, Section 10 of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended, at any time prior to one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC, by a written instrument signed by both the Company and the Investor;
WHEREAS, the Company has not yet filed the Registration Statement with the SEC and shall not file the Registration Statement with the SEC prior to one (1) Business Day following the Amendment Effective Date; and
WHEREAS, the Company and the Investor desire to amend the terms of the Purchase Agreement and the Registration Rights Agreement as set forth herein;
NOW THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:
1.Amendment and Restatement of Second Sentence of Section 5(a) of the Purchase Agreement. The second sentence of Section 5(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“The Company shall also file with the SEC, within one hundred twenty (120) days from the date hereof, a new registration statement (the “Registration Statement”) covering only the resale of the Purchase Shares and all of the Commitment Shares (together with any outstanding shares of Common Stock subject to applicable and duly exercised piggyback registration rights not to exceed 2,750,000 shares of Common Stock in the aggregate), in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (the “Registration Rights Agreement”). ”

2.    Amendment and Restatement of Section 11(b) of the Purchase Agreement. Section 11(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“In the event that (i) the Company fails to file the Registration Statement with the SEC within the period specified in Section 5(a) hereof in accordance with the terms of the Registration Rights Agreement or (ii) the Commencement shall not have occurred on or before February 28, 2018, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then, in the case of clause (i) above, this Agreement may be terminated by the Investor at any time prior to the filing of the Registration Statement and, in the case of clause (ii) above, this Agreement may be terminated by either party at the close of business on February 28, 2018 or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(e), as applicable, could not then be satisfied.”

3.    Amendment and Restatement of First Sentence of Section 2(a) of the Registration Rights Agreement. The first sentence of Section 2(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:
“The Company shall, within one hundred twenty (120) days after the date hereof, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investor in consultation with their respective legal counsel, subject to the aggregate number of authorized shares of the Company’s Common Stock then available for issuance in its Certificate of Incorporation.”

4.    No other amendment. Except as expressly set forth above, all other terms and conditions of the Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect, without amendment thereto.
5.    Governing law. This Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.
6.    Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

THE COMPANY:

HOOPER HOLMES, INC.

By: /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: CEO

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By: /s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President

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